DISTRIBUTION AGREEMENT

        THIS DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of April, 2008, by and between PARNASSUS INCOME FUNDS, a Massachusetts business trust (the “Trust”) and PARNASSUS FUNDS DISTRIBUTOR, a California __________ (the “Distributor”).

RECITALS

        WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and it is in the interest of the Trust to offer its shares for sale continuously;

        WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”); and

        WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Trust’s Shares of Beneficial Interest, no par value (the “Shares”).

AGREEMENT

        NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Distributor

        The Trust hereby appoints the Distributor as its exclusive agent for the sale and distribution of the Shares in jurisdictions wherein the Shares may be legally offered for sale, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of the Distributor shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder. It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company.

2.	Services and Duties of the Distributor

A.	The Distributor agrees to sell the Shares, as agent for the Trust, from time to time during the term of this Agreement upon the terms described in the Trust’s Prospectus. As used in this Agreement, the term “Prospectus” shall mean the prospectus and statement of additional information included as part of the Trust’s Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term “Registration Statement” shall mean the Registration Statement most recently filed from time to time by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares.

B.	The Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted to the Trust’s transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus. The Distributor shall not make any short sales of Shares.

C.	The offering price of the Shares shall be the net asset value (as defined in the Declaration of Trust of the Trust and determined as set forth in the Prospectus) per share of the Shares. The Trust shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value.

3.	Duties of the Trust

A.	Maintenance of Federal Registration. The Trust shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus which omission would make the statements therein misleading.

B.	Maintenance of “Blue Sky” Qualifications. The Trust shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such states; provided that the Trust shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

C.	Copies of Reports and Prospectus. The Trust shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such reasonable number of copies of its Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

4.	Conformity with Applicable Law and Rules

        The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the FINRA.

5.	Independent Contractor

        In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of the Distributor’s duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

6.	Indemnification

A.	Indemnification of Trust. The Distributor agrees to indemnify and hold harmless the Trust and each of its present or former trustees, officers, employees, representatives and each person, if any, who controls or previously controlled the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs or investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor’s directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust by the Distributor. In no case (i) is the Distributor’s indemnity in favor of the Trust, or any person indemnified to be deemed to protect the Trust or such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice to such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of the Distributor’s indemnity agreement contained in the Paragraph.

The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Distributor ejects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Trust, to the persons indemnified defendant or defendants, in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Trust, the persons indemnified defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Trust and the persons indemnified defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Trust of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

B.	Indemnification of the Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its present or former officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or and such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trust’s trustees, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Trust by the Distributor. In no case (i) is the Trust’s indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against Distributor, or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust’s indemnity agreement contained in this Paragraph.

The Trust shall be entitled to participate, at its own expense, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and satisfactory to the Distributor, to the persons indemnified defendant or defendants, in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such legal counsel, the Distributor, the persons indemnified defendant or defendants in the suit, shall bear the fees and expenses of any additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Distributor and the persons indemnified defendant or defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees or representatives in connection with the issue or sale of any Shares.

7.	Authorized Representations

        The Distributor is not authorized by the Trust to give on behalf of the Trust any information of to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement of prospectus filed with the Securities and Exchange Commission (“SEC”) under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor’s use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone advertisements and sales literature or other material as it may deem appropriate. No person other than Distributor is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Trust.

8.	Confidential Information

        The Distributor agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information that was already in the possession of the Distributor prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.

        Further, the Distributor will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

9.	Term of Agreement

        The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect from year to year so long as such continuation shall be specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust and, concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of the Trust, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

10.	Amendment and Assignment of Agreement

        This Agreement may not be amended or assigned without the affirmative vote of a majority of the outstanding voting securities of the Trust, and this Agreement shall automatically and immediately terminate in the event of its assignment.

11.	Termination of Agreement

This Agreement may be terminated by either party hereto, without the payment of any penalty, on not more than upon 60 days’ nor less than 30 days’ prior notice in writing to the other party; provided, that in the case of termination by the Trust such action shall have been authorized by resolution of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Trust.

12.	Miscellaneous

A.	The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

B.	Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust.

C.	This Agreement is made by the Trust on behalf of its various series portfolios, individually and not jointly. Subject to the terms of the Declaration of Trust of the Trust, the debts, liabilities, obligations and expenses of any particular series or class shall be enforceable against the assets of such series or class only, and not against the assets of any other series or class.

13.	Definition of Terms

        Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities”, “interested persons”, “assignment”, and “affiliated person”, as used in Paragraphs 9, 10 and 11 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

14.	Compliance with Securities Laws

        The Trust represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions on the 1940 Act, the 1933 Act and, subject to the provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), and all applicable “Blue Sky” laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

15.	Notices

        Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties’ respective addresses as follows: (1) to the Distributor at 1 Market Street, Suite 1600, San Francisco, CA 94105 or (2) to the Trust at 1 Market Street, Suite 1600, San Francisco, CA 94105.

16.	Governing Law

        This Agreement shall be governed and construed in accordance with the laws of the State of California.

17.	Invalidity

        Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

18.	No Shareholder Liability

        The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust’s property. The Distributor represents that it has notice of the provisions of the Trust’s Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust.

19.	Multiple Originals

        This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

PARNASSUS INCOME FUNDS	PARNASSUS FUNDS DISTRIBUTOR
By: ______________________________	By: ______________________________
Title: _____________________________	Title: _____________________________